UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 30, 2018 (Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2018, Reva Medical, Inc. (the “Company”) entered into an amendment to that certain Exclusive License Agreement Number 2, dated July 1, 2010, by and between Rutgers, The State University of New Jersey and the Company (the “Amendment”) related to the composition and coating of the Company’s bioresorbable scaffolds and its other biomaterial products. The Amendment eliminated all minimum annual royalties, which prior to the Amendment could have eventually exceeded $2 million per year and the royalty rate for all products utilizing the licensed technology remains under five percent. Upon a change in control, the royalty rate will be reduced as certain revenue goals are attained. Additionally, under the terms of the Amendment, future milestone payments, payments due upon a sublicense of the Company’s technology and extension fees applicable to other indications have all been eliminated. The accrual of $500,000 for extension fees as of June 30, 2018 will be reversed in the third quarter of 2018. The change of control payment has been increased to $7.85 million plus 1% of the amount by which the purchase price to be paid at closing, net of debt repayment to creditors, exceeds $500 million. The change of control payment will not exceed $10 million.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report, with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

10.1*	Amendment #4 to Exclusive License Agreement Number 2, by and between Rutgers, The State University of New Jersey and the Company, dated July 30, 2018

*	Confidential treatment request with respect to certain portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: August 3, 2018	/s/ Brandi L. Roberts
Brandi L. Roberts Chief Financial Officer (principal financial and accounting officer)